CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Small Cap Value Fund (one of the portfolios in a series comprising John Hancock Investment Trust II) in the John Hancock Small Cap Value Fund Institutional Class I Shares Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Value Fund Institutional Class I Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 2-90305) of our report dated December 4, 2000 on the financial statements and financial highlights of John Hancock Small Cap Value Fund.



                                                          /s/ERNST & YOUNG LLP
                                                          --------------------
                                                             ERNST & YOUNG LLP


Boston, Massachusetts
August 7, 2001